                          SECTION 16 POWER OF ATTORNEY

       The undersigned hereby constitutes and appoints each of Gregory M. Woods and Robert S. Hatfield III, with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

       (1)   request U.S. Securities and Exchange Commission (the "SEC") EDGAR
             access codes on the undersigned's behalf, and to prepare and execute for and on behalf of the undersigned any documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934,
             as amended, or any rule or regulation of the SEC;

       (2)   execute for and on behalf of the undersigned, in the undersigned's capacity as an executive officer of LPL Financial Holdings Inc.
             (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a)
             of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

       (3)   do and perform any and all acts for and on behalf of the
             undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

       (4)   take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
             Section 16 Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

       This Section 16 Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Section 16 Power of
Attorney to be executed as of this 15th day of  February, 2023.

                                          /s/ Aneri Jambusaria
                                          --------------------
                                          Aneri Jambusaria